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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
RehabCare Group, Inc.:

We consent to the use of our report included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
St. Louis, Missouri
November 17, 2000

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Independent Auditors' Consent